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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement of Metropolitan Series Fund, Inc. on Form N-14A of our report dated February 14, 2005 relating to the financial statements of Harris Oakmark International Portfolio, as series of Met Investors Series Trust, for the year ended December 31, 2004 in the Prospectus/Proxy Statement, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 27, 2006